SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 13, 2005

Hooper Holmes, Inc.

(Exact name of registrant as specified in charter)

New York	1-9972	22-1659359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Mt. Airy Road, Basking Ridge, New Jersey 07920

(Address of principal executive officers) (zip)

Registrant’s telephone number, including area code (908) 766-5000

None

(Former names or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 1.01 Entry into a Material Definitive Agreement

On April 13, 2005, Hooper Holmes, Inc. (the “Company”) and Raymond A. Sinclair, then a Senior Vice President of the Company, entered into an Agreement and General Release (the “Agreement”).

The Agreement provides that Mr. Sinclair’s last day of employment with the Company is April 16, 2005. In consideration of his entering into the Agreement and complying with its provisions, the Company has agreed to:

•	pay Mr. Sinclair, by the later of (i) 15 days after Mr. Sinclair’s execution of the Agreement or (ii) April 16, 2005, a lump-sum payment of $144,551 (representing the aggregate amount of his salary for a period of 12 months), less lawful deductions;

•	reimburse Mr. Sinclair the cost of continued medical and/or dental coverage, for a period of 18 months (i.e., from May 1, 2005 until October 31, 2006, but subject to earlier cessation if Mr. Sinclair obtains other coverage), under the Company’s group medical and dental insurance plans, with the monthly payments to cover such cost to be “grossed up” so that the amount received by Mr. Sinclair, net of taxes and other withholdings, will equal the monthly cost of such continued coverage;

•	pay when due the premium for Mr. Sinclair’s SERP life insurance policy for the one-year period ending in January 2006;

•	pay Mr. Sinclair for all unused vacation days in calendar year 2005; and

•	pay Mr. Sinclair the amount of $27,742, representing the end of lease buyout value of the vehicle leased by the Company for Mr. Sinclair plus the seven remaining payments under the lease, such sum to be “grossed up” so that Mr. Sinclair will receive this amount net of taxes and other withholdings. Mr. Sinclair is to surrender the vehicle to the Company on his last day of employment.

Under the Agreement, Mr. Sinclair provides a general release of any claims, known or unknown, that he has or may have against the Company, any of its past, present and future direct or indirect parent organizations, subsidiaries, divisions, affiliated entities, officers, directors, employees and other parties (defined in the Agreement as the “Released Parties”).

Mr. Sinclair also agrees, in exchange for the consideration provided by the Company, not to engage in any business in which the Company is currently engaged in the States of North Carolina or New Jersey for a period of one year following his last day of employment with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hooper Holmes, Inc.

By:	/s/ Robert W. Jewett
Robert W. Jewett
Senior Vice President
and General Counsel

Date: May 5, 2005